                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                            TENDER OF COMMON SHARES
                                       OF
                             AMERICAN PAGING, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share
Certificates") evidencing Common Shares, par value $1.00 per share (the "Common
Shares"), of American Paging, Inc., a Delaware corporation, are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Harris Trust and Savings Bank, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase
(as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed
Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "THE TENDER OFFER--3. Procedures for Accepting the Offer and Tendering Common Shares" in the Offer to Purchase.

                        The Depositary for the Offer Is:

                         HARRIS TRUST AND SAVINGS BANK

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
            BY MAIL:               BY FACSIMILE TRANSMISSION:   BY HAND/BY OVERNIGHT DELIVERY:
    c/o Harris Trust Company       (For Eligible Institutions      c/o Harris Trust Company
           of New York                        Only)                      of New York
       Wall Street Station               (212) 701-7636                 Receive Window
          P.O. Box 1023                                               Wall Street Plaza
  New York, New York 10268-1023                                   88 Pine Street, 19th Floor
                                                                   New York, New York 10005

                                      CONFIRM BY TELEPHONE:
                                         (212) 701-7624

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED

Ladies and Gentlemen:

    The undersigned hereby tenders to API Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Telephone and Data Systems, Inc., an Iowa corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 18, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedure described under "THE TENDER OFFER--3. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

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
                                               Name(s) of Holders:
                                               --------------------------------------------
                                               Please Type or Print
Number of Common Shares:                       --------------------------------------------
------------------------                       Address(es)
Certificate Nos. (if available):               --------------------------------------------
------------------------                       Zip Code
Please check one box if Common Shares will be  --------------------------------------------
delivered by book-entry transfer:              Area Code and Telephone No.
/ / The Depository Trust Company               --------------------------------------------
/ / Philadelphia Depository Trust Company      Signature(s) of Holder(s)
Account No.                                    Dated: ----------------, 1998
------------------------
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
                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Common Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company , in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within three trading days of the date hereof.

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
--------------------------------------------   --------------------------------------------
                Name of Firm                               Authorized Signature

--------------------------------------------   --------------------------------------------
                   Address                                         Title

--------------------------------------------     Name ------------------------------------
                                    Zip Code              (Please Type or Print)

Area Code and Tel. No. ---------------------      Dated ---------------------------------
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    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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